EXHIBIT 24.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PRB Energy, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRB Energy, Inc. (Registrant)

Date: March 29, 2007	/s/ DANIEL D. REICHEL
Daniel D. Reichel Vice President—Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel D. Reichel as his attorney-in-fact, with full power of substitution, for him in any and all capacities to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in the capacities and on March 29, 2007.

Signature	Title

/s/ Robert W. Wright	Chairman and Chief Executive Officer
Robert W. Wright

/s/ William F. Hayworth	President, Chief Operating Officer and Director
William F. Hayworth

/s/ Gus J. Blass, III	Director
Gus J. Blass, III

/s/ Paul L Maddock, Jr.	Director
Paul L. Maddock, Jr.

/s/ Sigmund J. Rosenfeld	Director
Sigmund J. Rosenfeld

/s/ Reuben Sandler	Director
Reuben Sandler

/s/ James P. Schadt	Director
James P. Schadt

/s/ Joseph W. Skeehan	Director
Joseph W. Skeehan